Exhibit 99.1

Financial News Release

Contact Information:	Steven Moore
Pixelworks, Inc.
408-200-9221
smoore@pixelworks.com

Pixelworks Reports Fourth Quarter and Fiscal 2010 Financial Results

San Jose, Calif., January 27, 2011 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the fourth quarter and year ended December 31, 2010.

For the full year 2010, Pixelworks reported revenue of $69.5 million, an increase of 14% from revenue of $61.1 million in 2009. On a GAAP basis, net income was $0.4 million, or $0.03 per share in 2010, compared with net income of $6.5 million, or $0.47 per diluted share in 2009. GAAP net income in 2009 included a $12.9 million gain on repurchase of debt. On a non-GAAP basis, Pixelworks recorded net income of $1.4 million, or $0.10 per share in 2010, compared with net loss of $(2.5) million, or $(0.19) per share in 2009.

Revenue in the fourth quarter of 2010 was $14.1 million, down 22% from $18.0 million in the 2010 third quarter and down 27% from $19.4 million in the fourth quarter of 2009, in line with recent guidance, and due primarily to continuing correction in the digital projection market.

On a GAAP basis, gross profit margin in the fourth quarter of 2010 was 46.4%, compared with 46.0% in the third quarter of 2010 and 46.6% in the fourth quarter of 2009. Fourth quarter 2010 GAAP operating expenses were $10.0 million, up 8% compared with $9.3 million in the 2010 third quarter, and up 6% from $9.4 million in the fourth quarter of 2009 due to increased investment in new product development. The Company recorded GAAP net loss of $(3.2) million, or $(0.24) per share in the fourth quarter of 2010, compared to GAAP net income of $7,000, or $0.00 per share in the third quarter of 2010, and GAAP net loss of $(0.8) million, or $(0.06) per share in the fourth quarter of 2009.

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Pixelworks Reports Fourth Quarter and Fiscal 2010 Financial Results

January 27, 2011

On a non-GAAP basis, fourth quarter 2010 gross profit margin was 47.1%, compared with 46.1% in the third quarter of 2010, and 50.0% in the fourth quarter of 2009. Non-GAAP operating expenses in the fourth quarter of 2010 were $9.7 million, compared with $9.0 million in the 2010 third quarter, and $9.2 million in the fourth quarter of 2009. On a non-GAAP basis, the Company recorded net loss in the fourth quarter of 2010 of $(3.6) million, or $(0.27) per share, compared with non-GAAP net income of $0.2 million, or $0.01 per share in the third quarter of 2010, and non-GAAP net income of $0.2 million, or $0.02 per share in the fourth quarter of 2009. Non-GAAP net loss in the fourth quarter of 2010 excludes a $0.7 million gain on the sale of marketable securities.

As of December 31, 2010, the Company’s total cash and marketable securities balance was $29.8 million, down $1.4 million from $31.2 million at September 30, 2010 and down $1.1 million from $30.9 million at December 31, 2009.

“2010 was a year of significant new product introductions for Pixelworks, as we delivered innovative new video processing solutions both for the digital projection and advanced TV markets,” said Bruce Walicek, President and CEO of Pixelworks. “We enter 2011 with momentum across our product lines and Pixelworks is well positioned to capitalize on the explosive growth expected to occur from new video applications such as 3D and Internet video.”

Business Outlook for 2011 First Quarter

The following statements are based on the Company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, mergers or acquisitions that may be completed after December 31, 2010 or other future events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

The Company expects to achieve the following in the first quarter of 2011:

•	Revenue of $14.5 million to $16.5 million;

•	Gross profit margin of approximately 44% to 48% on a GAAP basis and 45% to 49% on a non-GAAP basis; and

•	Operating expenses of $9.5 million to $10.5 million on both a GAAP and non-GAAP basis.

Pixelworks Reports Fourth Quarter and Fiscal 2010 Financial Results

January 27, 2011

Conference Call Information

Pixelworks will host a conference call today at 2 p.m. Pacific Time, which can be accessed by calling 866-730-5763 and using passcode 63857330. A Web broadcast of the call can be accessed by visiting the Company’s investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through midnight on February 3, 2011, and can be accessed by calling 888-286-8010 and using passcode 61829215.

About Pixelworks, Inc.

Pixelworks, headquartered in San Jose, California, is an innovative designer, developer and marketer of video and pixel processing technology, semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.

For more information, please visit the Company’s Web site at www.pixelworks.com.

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Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.

Non-GAAP Financial Measures

This press release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses and non-GAAP net income (loss), which exclude a gain on the sale of marketable securities, gains on the repurchase of long-term debt, restructuring charges, acquisition-related items, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, all of which are required under GAAP. The Company believes these non-GAAP measures provide a meaningful perspective on the Company’s operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company’s website.

Safe Harbor Statement

This release contains statements, including, without limitation, the statements in Bruce Walicek’s quote and the “Business Outlook for 2011 First Quarter” section above, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management’s current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the

Pixelworks Reports Fourth Quarter and Fiscal 2010 Financial Results

January 27, 2011

consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; and our lower cash position as a result of our debt repurchases. More information regarding potential factors that could affect the Company’s financial results and could cause actual results to differ materially is included from time to time in the Company’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

– Financial Tables Follow –

Pixelworks Reports Fourth Quarter and Fiscal 2010 Financial Results

January 27, 2011

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Revenue, net	$14,145	$18,027	$19,368	$69,529	$61,093
Cost of revenue (1)	7,579	9,733	10,343	37,366	33,798

Gross profit	6,566	8,294	9,025	32,163	27,295

Operating expenses:
Research and development (2)	6,305	5,612	5,897	22,810	20,075
Selling, general and administrative (3)	3,732	3,685	3,521	15,167	13,745
Restructuring	—	—	30	94	235

Total operating expenses	10,037	9,297	9,448	38,071	34,055

Loss from operations	(3,471)	(1,003)	(423)	(5,908)	(6,760)

Gain on sale of marketable securities	737	316	—	1,397	—
Interest expense and other, net	(133)	(127)	(122)	(511)	(522)
Gain on repurchase of long-term debt, net	—	—	—	—	12,860

Total other income (expense), net	604	189	(122)	886	12,338

Income (loss) before income taxes	(2,867)	(814)	(545)	(5,022)	5,578

Provision (benefit) for income taxes	354	(821)	226	(5,395)	(877)

Net income (loss)	$(3,221)	$7	$(771)	$373	$6,455

Net income (loss) per share:
Basic	$(0.24)	$0.00	$(0.06)	$0.03	$0.48

Diluted	$(0.24)	$0.00	$(0.06)	$0.03	$0.47

Weighted average shares outstanding:
Basic	13,517	13,465	13,321	13,442	13,318

Diluted	13,517	14,335	13,321	14,384	13,687

(1) Includes:
Amortization of acquired developed technology	$—	$—	$573	$1,050	$2,336
Additional amortization of non-cancelable prepaid royalty	79	—	71	84	251
Stock-based compensation	19	17	6	60	20
Restructuring	—	—	—	—	43
(2) Includes stock-based compensation	128	120	139	437	464
(3) Includes stock-based compensation	207	225	91	707	540

Pixelworks Reports Fourth Quarter and Fiscal 2010 Financial Results

January 27, 2011

PIXELWORKS, INC.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Reconciliation of GAAP gross profit and non-GAAP gross profit

GAAP gross profit	$6,566	$8,294	$9,025	$32,163	$27,295

Amortization of acquired developed technology	—	—	573	1,050	2,336
Additional amortization of non-cancelable prepaid royalty	79	—	71	84	251
Stock-based compensation	19	17	6	60	20
Restructuring	—	—	—	—	43

Total reconciling items included in cost of revenue	98	17	650	1,194	2,650

Non-GAAP gross profit	$6,664	$8,311	$9,675	$33,357	$29,945

Non-GAAP gross profit margin	47.1%	46.1%	50.0%	48.0%	49.0%

Reconciliation of GAAP and non-GAAP operating expenses

GAAP operating expenses	$10,037	$9,297	$9,448	$38,071	$34,055
Reconciling item included in research and development:
Stock-based compensation	128	120	139	437	464
Reconciling item included in selling, general and administrative:
Stock-based compensation	207	225	91	707	540
Restructuring	—	—	30	94	235

Total reconciling items included in operating expenses	335	345	260	1,238	1,239

Non-GAAP operating expenses	$9,702	$8,952	$9,188	$36,833	$32,816

Reconciliation of GAAP and non-GAAP net income (loss)

GAAP net income (loss)	$(3,221)	$7	$(771)	$373	$6,455

Reconciling items included in cost of revenue	98	17	650	1,194	2,650
Reconciling items included in operating expenses	335	345	260	1,238	1,239
Gain on sale of marketable securities	(737)	(316)	—	(1,397)	—
Gain on repurchase of long-term debt, net	—	—	—	—	(12,860)
Tax effect of non-GAAP adjustments	(63)	119	94	(26)	—

Non-GAAP net income (loss)	$(3,588)	$172	$233	$1,382	$(2,516)

Non-GAAP net income (loss) per share - basic and diluted	$(0.27)	$0.01	$0.02	$0.10	$(0.19)

Non-GAAP weighted average shares outstanding:
Basic	13,517	13,465	13,321	13,442	13,318

Diluted	13,517	14,335	14,010	14,384	13,318

*	Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of gains on the repurchase of long-term debt, gain on sale of marketable securities, restructuring charges, acquisition-related items, stock-based compensation expense, and additional amortization of a non-cancelable prepaid royalty. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks’ results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

Pixelworks Reports Fourth Quarter and Fiscal 2010 Financial Results

January 27, 2011

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$16,872	$17,797
Short-term marketable securities	12,366	9,822
Accounts receivable, net	4,487	5,619
Inventories, net	4,858	6,158
Prepaid expenses and other current assets	2,337	2,265

Total current assets	40,920	41,661

Long-term marketable securities	603	3,240
Property and equipment, net	5,830	5,121
Other assets, net	5,061	5,006
Acquired intangible assets, net	—	1,050

Total assets	$52,414	$56,078

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,804	$7,680
Accrued liabilities and current portion of long-term liabilities	8,983	8,513
Current portion of income taxes payable	282	109
Short-term line of credit	3,000	—
Debentures currently payable	15,779	—

Total current liabilities	32,848	16,302

Long-term liabilities, net of current portion	2,061	1,462
Income taxes payable, net of current portion	3,574	9,462
Long-term debt	—	15,779

Total liabilities	38,483	43,005

Shareholders’ equity	13,931	13,073

Total liabilities and shareholders’ equity	$52,414	$56,078